EXHIBIT 3(III).1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              TECH CREATIONS, INC.

FIRST: That Article I of the Certificate of Incorporation be and it hereby is amended to read as follows:

                           RESOLVED, that the Certificate of Incorporation of
                  Tech Creations, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

               The name of the Corporation is iJoin Systems, Inc.

SECOND: That the amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

THIRD: That this Certificate of Amendment shall be effective at 4:00 o'clock P.M. Eastern Daylight Time on the 7th day of May, 2001

         EXECUTED this 2nd day of May, 2001.

/s/ William H. Ragsdale
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William H. Ragsdale, President and Secretary